                                                              Exhibit (h)(1)(ii)

                                    AMENDMENT
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT
                                     BETWEEN
                               ING PARTNERS, INC.
                                       AND
                             ING FUNDS SERVICES, LLC

     AMENDMENT made as of this 1st day of November, 2004, to the Administrative Services Agreement dated as of November 19, 2003, as amended (the "Agreement"), between ING Partners, Inc., a corporation organized and existing under the laws of Maryland (the "Company") and ING Funds Services, LLC, a corporation organized and existing under the laws of Delaware (the "Administrator"). In consideration of the mutual covenants contained herein, the parties agree to amend the Agreement as follows:

1. The third WHEREAS clause under RECITAL is hereby deleted in its entirety and replaced with the following:

     WHEREAS, the Company has established the separate series listed on the attached SCHEDULE A and the Company may, from time to time, offer shares representing interests in one or more additional series (each a "Series," collectively the "Series"); and

2. The first sentence of Article I is hereby deleted and replaced with the following:

     The Administrator is hereby appointed to serve as the administrator to the Series of the Company set forth on the attached SCHEDULE A, to provide the administrative services described herein and assume the obligations set forth in
Section II, subject to the terms of this Agreement and the control of the Company's Board of Directors (the "Board").

3.   The following paragraph is hereby inserted after the first paragraph of
Article I:

     In the event the Company establishes and designates additional series with respect to which it desires to retain the Administrator to render administrative services hereunder, it shall notify the Administrator in writing. If the Administrator is willing to render such services, it shall notify the Trust in writing, whereupon such additional series shall become a Series hereunder.

4. SCHEDULE A to the Agreement is hereby deleted in its entirety and replaced with AMENDED SCHEDULE A attached hereto.

5. SCHEDULE B to the Agreement is hereby deleted in its entirety and replaced with AMENDED SCHEDULE B attached hereto.

6. In all other respects, the Agreement is confirmed and remains in full force and effect.

7.   This Amendment shall become effective as of the date first written above.

     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this instrument to be executed by their duly authorized signatories the date and year first above written.

ING FUNDS SERVICES, LLC                    ING PARTNERS, INC.


By:    /s/ Michael J. Roland               By: /s/ Laurie M. Tillinghast
   --------------------------                 ----------------------------
     Michael J. Roland                            Laurie M. Tillinghast
     Executive Vice President                     Vice President

                               AMENDED SCHEDULE A

                          SERIES OF ING PARTNERS, INC.

   ING Acltus Enhanced Index Portfolio
   ING Alger Aggressive Growth Portfolio
   ING Alger Capital Appreciation Portfolio
   ING Alger Growth Portfolio
   ING American Century Small Cap Value Portfolio
   TNG Baron Small Cap Growth Portfolio
   ING Fidelity(R) VIP Contrafund(R) Portfolio
   ING Fidelity(R) VIP Equity Income Portfolio
   ING Fidelity(R) VIP Growth Portfolio
   ING Fidelity(R) VIP Mid Cap Portfolio
   ING Goldman Sachs(R) Capital Growth Portfolio
   ING Goldman Sachs(R) Core Equity Portfolio
   ING JPMorgan Fleming International Portfolio
   ING JPMorgan Mid Cap Value Portfolio
   ING MFS Capital Opportunities Portfolio
   ING MFS Global Growth Portfolio
   ING OpCap Balanced Value Portfolio
   ING Oppenheimer Strategic Income Portfolio
   ING PIMCO Total Return Portfolio
   ING Salomon Brothers Aggressive Growth Portfolio
   ING Salomon Brothers Fundamental Value Portfolio
   ING Salomon Brothers Investors Value Portfolio
   ING T. Rowe Price Growth Equity Portfolio
   ING UBS U.S. Allocation Portfolio
   ING UBS U.S. Large Cap Equity Portfolio
   ING Van Kampen Comstock Portfolio

Dated: November 1, 2004

                               AMENDED SCHEDULE B

                          ADMINISTRATIVE SERVICES FEES


SERIES                                                                       FEES
------                                                                       ----
ING Aeltus Enhanced Index Portfolio                                          0.20%

ING Alger Aggressive Growth Portfolio                                        0.20%

ING Alger Capital Appreciation Portfolio                                     0.20%

ING Alger Growth Portfolio                                                   0.20%

ING American Century Small Cap Value Portfolio                               0.40%

ING Baron Small Cap Growth Portfolio                                         0.40%

ING Fidelity(R) VIP Contrafund(R) Portfolio                  0.05% while Series invested in Master
                                                                 0.15% for Stand-alone Series

ING Fidelity(R) VIP Equity Income Portfolio                  0.05% while Series invested in Master
                                                                 0.15% for Stand-alone Series

ING Fidelity(R) VIP Growth Portfolio                         0.05% while Series invested in Master
                                                                 0.15% for Stand-alone Series

ING Fidelity(R) VTP Mid Cap Portfolio                        0.05% while Series invested in Master
                                                                 0.17% for Stand-alone Series

ING Goldman Sachs(R) Capital Growth Portfolio                                0.20%

ING Goldman Sachs(R) Core Equity Portfolio                                   0.20%

ING JPMorgan Fleming International Portfolio                                 0.20%

ING JPMorgan Mid Cap Value Portfolio                                         0.35%

ING MFS Capital Opportunities Portfolio                                      0.25%

ING MFS Global Growth Portfolio                                              0.60%

ING OpCap Balanced Value Portfolio                                           0.20%

ING Oppenheimer Strategic Income Portfolio                                   0.04%

ING PIMCO Total Return Portfolio                                             0.35%

ING Salomon Brothers Aggressive Growth Portfolio                             0.13%

ING Salomon Brothers Fundamental Value Portfolio                             0.20%

ING Salomon Brothers Investors Value Portfolio                               0.20%

ING T. Rowe Price Growth Equity Portfolio                                    0.15%

ING UBS U.S. Allocation Portfolio                                            0.20%

ING UBS U.S. Large Cap Equity Portfolio                                      0.15%

ING Van Kampen Comstock Portfolio                                            0.35%

Dated: November 1, 2004